EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Steven Nelson
GNC Corporation
(412) 288-8389
steven-nelson@gnc-hq.com
GNC Corporation Reports Second Quarter and First Six Months 2005 Financial Results
     Pittsburgh PA, August 4, 2005: GNC Corporation (“GNC” or the “Company”), the largest global specialty retailer of nutritional supplements, today reported its financial results for the quarter and six-month period ended June 30, 2005.
     The Company reported consolidated revenues of $333.3 million for the quarter ended June 30, 2005 compared to consolidated revenues of $347.7 million for the same quarter of the prior year, a decrease of 4.1%. The decrease in revenues of $14.4 million was primarily the result of decreases in domestic same store sales in both company-owned stores and franchise locations as well as a reduced store base. For the second quarter and the first six months of 2005, same store sales decreased by 5.2% and 6.5%, respectively, in domestic company-owned stores and 6.5% and 7.3%, respectively, for domestic franchised stores from the prior year period. As of June 30, 2005, GNC had 12 fewer domestic company-owned stores and 83 fewer domestic franchise locations versus June 30, 2004. The decline in domestic same store sales occurred primarily in the diet category, and was partially offset by growth in other product categories, especially sports nutrition.
     As a result of decreases in domestic same store sales in both company-owned stores and franchise locations, EBITDA for the quarter ended June 30, 2005 decreased 23.0% to $31.1 million compared to $40.4 million in the prior year period.
     For the quarter ended June 30, 2005, the Company generated consolidated net income of $7.1 million compared to $14.4 million for the prior year period.

     For the six months ended June 30, 2005, consolidated revenue decreased by 7.0% to $669.8 million from $720.3 million in the comparable period of 2004. EBITDA for the six months ended June 30, 2005 decreased 29.6% from the prior year period to $59.0 million from $83.8 million. For the six months ended June 30, 2005, the Company generated $18.6 million in cash from operating activities, with ending cash on the consolidated balance sheet of $54.9 million. Additionally, in January 2005, the Company utilized $39.4 million of cash to repay a portion of its Senior Credit Facility in conjunction with the issuance of $150.0 million of 8-5/8% Senior Notes. At June 30, 2005, the Company had $474.4 million of total debt outstanding, with its revolver undrawn.
     Bruce Barkus, newly appointed President and CEO of GNC comments, “ I am extremely confident in our strategic direction focusing on product, price, and promotion. As a result of the key item strategy and competitive national pricing program instituted at the beginning of the year, we have made good progress in all categories except for diet, which continues to experience weak demand. By supporting these fundamentals with broad-based advertising, we are poised to increase store sales productivity and regain market share. These first six weeks have been truly rewarding as I have seen the exceptional talent within GNC and I look forward to great success.”
     As of June 30, 2005, GNC Corporation, headquartered in Pittsburgh, Pennsylvania, operated 2,638 company-owned stores in the U.S. and Canada and had 1,241 domestic franchised locations, 1,067 Rite Aid “store-within-a-store” locations and 800 international franchised locations. GNC is the largest global specialty retailer of nutritional supplements, which includes vitamin, mineral and herbal supplements (VMHS), sports nutrition products, diet and energy products and specialty supplements.
     GNC will be hosting a conference call to report the second quarter 2005 financial results on August 4, 2005 at 11:00 am EDT. To listen to this call inside the U.S. dial: 1-800-471-6718, confirmation # 12337364, and outside the U.S. dial: 1-630-691-2735, confirmation # 12337364. A webcast of the call will be available on GNC.com until August 18, 2005.
     This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as ”subject to,” “believes,” ”anticipates,” ”plans,” “expects,” ”intends,” ”estimates,” ”projects,” ”may,”

“will,” ”should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. GNC believes there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain, we may not realize our expectations and our beliefs may not prove correct. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. Factors that may materially affect such forward-looking statements include, among others:
•	significant competition in our industry;

•	unfavorable publicity or consumer perception of our products;

•	the incurrence of material products liability;

•	costs of compliance and our failure to comply with governmental regulations;

•	the failure of our franchisees to conduct their operations profitably and limitations on our ability to terminate or replace under-performing franchisees;

•	economic, political and other risks associated with our international operations;

•	our failure to keep pace with the demands of our customers for new products and services;

•	disruptions in our manufacturing system or losses of manufacturing certifications;

•	increases in the frequency and severity of insurance claims, particularly for claims for which we are self-insured;

•	loss or retirement of key members of management;

•	increases in the cost of borrowings and unavailability of additional debt or equity capital;

•	the impact of our substantial indebtedness on our operating income and our ability to grow; and

•	the failure to adequately protect or enforce our intellectual property rights against competitors.

Results of Operations and Comprehensive Income
(Dollars in millions and percentages expressed as a percentage of total net revenues)

	Three Months Ended June 30,				Six Months Ended June 30,
	2005		2004		2005		2004
	unaudited				unaudited
Revenues:
Retail	$250.3	75.1%	$261.3	75.2%	$505.5	75.5%	$541.0	75.1%
Franchise	57.7	17.3%	58.9	16.9%	110.4	16.5%	123.0	17.1%
Manufacturing / Wholesale	25.3	7.6%	27.5	7.9%	53.9	8.0%	56.3	7.8%

Total net revenues	333.3	100.0%	347.7	100.0%	669.8	100.0%	720.3	100.0%
Operating expenses:
Cost of sales, including costs of warehousing, distribution and occupancy	223.7	67.0%	226.6	65.1%	454.2	67.9%	473.7	65.7%
Compensation and related benefits	56.2	16.9%	57.8	16.6%	113.5	16.9%	118.9	16.5%
Advertising and promotion	13.5	4.1%	12.7	3.7%	28.1	4.2%	25.2	3.5%
Other selling, general and administrative expenses	18.0	5.4%	17.8	5.1%	35.8	5.3%	34.8	4.8%
Amortization expense	0.9	0.3%	1.0	0.3%	1.9	0.3%	2.0	0.3%
Foreign currency loss (gain)	—	0.0%	0.6	0.2%	(0.1)	0.0%	0.4	0.1%
Other income	—	0.0%	—	0.0%	(2.5)	-0.4%	—	0.0%

Total operating expenses	312.3	93.7%	316.5	91.0%	630.9	94.2%	655.0	90.9%
Operating income:
Retail	21.2	6.4%	30.6	8.9%	39.1	5.9%	66.0	9.2%
Franchise	12.1	3.6%	16.5	4.7%	23.0	3.4%	33.6	4.7%
Manufacturing / Wholesale	12.6	3.8%	9.8	2.8%	24.6	3.7%	18.0	2.5%
Unallocated corporate and other costs:
Warehousing & distribution costs	(12.2)	-3.7%	(12.3)	-3.5%	(24.9)	-3.7%	(25.0)	-3.5%
Corporate costs	(12.7)	-3.8%	(13.4)	-3.9%	(25.6)	-3.9%	(27.3)	-3.8%
Other income	—	0.0%	—	0.0%	2.5	0.4%	—	0.0%

Subtotal unallocated corporate and other costs	(24.9)	-7.5%	(25.7)	-7.4%	(48.0)	-7.2%	(52.3)	-7.3%

Total operating income	21.0	6.3%	31.2	9.0%	38.7	5.8%	65.3	9.1%
Interest expense, net	9.8		8.5		23.3		17.2

Income before income taxes	11.2		22.7		15.4		48.1
Income tax expense	4.1		8.3		5.6		17.5

Net income	7.1		14.4		9.8		30.6
Other comprehensive loss	(0.3)		—		(0.5)		(0.5)

Comprehensive income	$6.8		$14.4		$9.3		$30.1

CASH FROM OPERATIONS RECONCILIATION TO EBITDA
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Net cash provided by operating activities	$(16.9)	$(22.6)	$18.6	$25.8
Cash paid for interest (excluding deferred financing fees)	11.0	12.6	13.2	16.0
Cash paid for taxes	2.4	5.1	2.7	5.1
Changes in accounts receivable	3.7	—	4.0	0.2
Changes in inventory	9.6	3.7	30.5	30.9
Changes in accounts payable	27.5	35.4	1.3	(1.4)
Changes in other assets and liabilities	(6.2)	6.2	(11.3)	7.2

EBITDA(1)	$31.1	$40.4	$59.0	$83.8

(1)	EBITDA as used herein represents net income before interest expense (net), income tax expense, depreciation and amortization. We present EBITDA because we consider it a useful analytical tool for measuring our ability to service our debt and generate cash for other purposes. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of our profitability or liquidity. EBITDA may differ from other similarly titled measures of other companies, limiting its usefulness as a comparative measure.